Exhibit 99.1

OPGEN REPORTS 2017 SECOND QUARTER FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Affirms plans to launch first Acuitas® Rapid Test in first half of 2018

Conference call begins at 4:30 p.m. Eastern time today

GAITHERSBURG, Md.  (August 8, 2017) – OpGen, Inc. (NASDAQ: OPGN) reports financial and operational results for the three and six months ended June 30, 2017, and provides a summary of recent business highlights.

“During the second quarter and recent weeks we achieved important milestones in the development of our first Acuitas® Rapid Test and the Acuitas Lighthouse Knowledgebase,” said Evan Jones, Chairman and CEO of OpGen. “We completed design of our new rapid test for complicated urinary tract infections and the associated Acuitas Lighthouse Knowledgebase for predicting antibiotic susceptibility using resistance gene test results. We are completing development and initial verification activities with a goal of having test kits for clinical evaluation in third-party sites during the fourth quarter of 2017.”

Additional developments during the second quarter and recent weeks include:

•	Completed a $10.0 million public offering with net proceeds to OpGen of $8.7 million.
•	Entered into a global supply agreement with Thermo Fisher Scientific to use their technology to support the commercialization of OpGen’s rapid molecular products and informatics system.
•
Completed development of genotype/phenotype predictive algorithms based on testing of seven thousand clinical isolates from the Merck SMART surveillance network and clinical collaborators adding to the eleven thousand isolates in the Acuitas Lighthouse Knowledgebase.

•	Advanced development of the Acuitas Rapid Test for complicated urinary tract infections (cUTI) for launch in the first half of 2018 for research use.
•
Took steps to reduce our operating expenses by approximately 25% to 30% in the second half of 2017, as compared to the first half of the year, including the planned consolidation of FDA-cleared and CE mark manufacturing and distribution to Gaithersburg.

2017 Second Quarter and Year-to-Date Financial Results

•
Revenue: Total revenue for the three months ended June 30, 2017 was $0.7 million compared with $1.2 million for the three months ended June 30, 2016. Total revenue for the six months ended June 30, 2017 was $1.5 million compared with $2.3 million for the six months ended June 30, 2016.

•
Operating Expenses: Operating expenses for the three months ended June 30, 2017 were $4.9 million compared with $6.2 million for the three months ended June 30, 2016. Operating expenses for the six months ended June 30, 2017 were $10.6 million compared with $11.8 million for the six months ended June 30, 2016.

•
Net Loss: Net loss for the three months ended June 30, 2017 was $4.2 million compared with $5.1 million for the three months ended June 30, 2016. Net loss for the six months ended June 30, 2017 was $9.2 million compared with $9.6 million for the six months ended June 30, 2016.

•
Cash Position: Cash and cash equivalents were $0.2 million as of June 30, 2017 compared with $4.1 million as of December 31, 2016.  Subsequent to the close of the quarter, OpGen raised net proceeds of $8.7 million in a public offering.

2017 Second Quarter Enterprise Highlights and Recent Developments

•
Received the 2nd annual Ignaz Semmelweis Award by the Committee to Reduce Infection Deaths for OpGen’s commitment to safe medical care through the development of rapid diagnostics to combat multidrug-resistant infections.

•	Received approval from the New York State Department of Health for the Acuitas MDRO Gene Test for use by physicians and healthcare providers in that state.
•
Presented data at ASM Microbe and ECCMID 2017 meetings demonstrating the performance of the Acuitas Lighthouse Knowledgebase for predicting antibiotic susceptibility from antibiotic resistance gene profiles.

•	Strengthened the Company’s governance team with the appointment of life sciences industry veteran Tina S. Nova, Ph.D. to the Board of Directors.
•
Published in Infection Control & Hospital Epidemiology a citywide evaluation of Washington, D.C.’s healthcare facilities to gauge the prevalence of Carbapenem-Resistant Enterobacteriaceae (CRE) throughout the District of Columbia utilizing OpGen’s Acuitas DNA tests and Acuitas Lighthouse Knowledgebase.

“We were pleased to raise gross proceeds of $10.0 million in July from new and existing shareholders, and from members of senior management,” continued Mr. Jones. “Participants in this offering are providing OpGen with a strong vote of confidence and financial resources for the development of our Acuitas Rapid Test and our Acuitas Lighthouse Knowledgebase.  The first of our Rapid Tests is expected to be tested at third-party clinical evaluation sites in the fourth quarter and launched as an RUO test in the first half of 2018.”

“We have taken steps to align expenses with our goals, and second quarter financial results showed evidence of progress.  Compared with the first quarter of 2017 we reduced operating expenses by nearly $1 million while generally maintaining revenue.  We have begun to consolidate our manufacturing footprint and focus research and development expenses to the Acuitas Rapid Test. We expect a decrease in operating expenses of approximately 25% to 30% in the second half of 2017, as compared to the first half, which is a reduction of $4 million to $5 million of annualized operating expenses, and a marked improvement in our cash burn.”

“The Acuitas Rapid Test for cUTIs is expected to be the first of a series of OpGen tests that will address the global antibiotic resistance crisis by identifying antibiotic resistant pathogens in less than three hours, and the Acuitas Lighthouse Knowledgebase is a dynamic cloud-based information store that is continuously updated for new resistance genes, which will help inform proper patient treatments,” Mr. Jones concluded.

Conference Call Information

OpGen management will hold a conference call today beginning at 4:30 p.m. Eastern time to discuss second quarter 2017 financial results and other business activities, and answer questions. The call can be accessed by dialing (888) 883-4599 (domestic) or (484) 653-6821 (international) and providing passcode 61883667. A live webcast of the conference call can be accessed by visiting the Investor Relations section of the company’s website at http://ir.opgen.com. A replay of the webcast will be available shortly after the conclusion of the call on the company’s website for 90 days.

A telephone replay of the conference call will be available from 7:30 p.m. Eastern time today through August 15, 2017 and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). All listeners should provide passcode 61883667.

About OpGen

OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital and network-wide infection prevention and treatment.  For more information, please visit www.opgen.com.

OpGen, Acuitas, Acuitas Lighthouse and QuickFISH are registered trademarks of OpGen, Inc.

Forward-Looking Statements

This press release includes statements relating to the proceeds from the Company’s public offering and its products and services. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Michael Farmer
Director, Marketing
(240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investor Contacts:
LHA Investor Relations
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

(Tables to follow)

OpGen, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Product sales	$681,127	$1,028,146	$1,415,629	$1,975,365
Laboratory services	15,850	29,674	31,955	159,094
Collaboration revenue	6,233	125,000	27,397	125,000
Total revenue	703,210	1,182,820	1,474,981	2,259,459
Operating expenses
Cost of products sold	392,791	337,020	817,741	682,987
Cost of services	78,763	161,222	178,996	476,931
Research and development	1,762,234	2,333,584	3,884,749	4,287,013
General and administrative	1,750,018	1,777,054	3,719,234	3,315,100
Sales and marketing	909,402	1,588,553	2,014,988	2,987,988
Total operating expenses	4,893,208	6,197,433	10,615,708	11,750,019
Operating loss	(4,189,998)	(5,014,613)	(9,140,727)	(9,490,560)
Other expense
Interest and other income/(expense)	22	(3,874)	43	(3,699)
Interest expense	(53,813)	(26,649)	(83,657)	(68,383)
Foreign currency transaction gains/(losses)	8,998	(7,766)	11,618	3,562
Changes in fair value of warrant and conversion option liabilities	26,744	—	26,744	—
Total other expense	(18,049)	(38,289)	(45,252)	(68,520)
Loss before income taxes	(4,208,047)	(5,052,902)	(9,185,979)	(9,559,080)

Provision for income taxes	—	—	—	—
Net loss	(4,208,047)	(5,052,902)	(9,185,979)	(9,559,080)

Preferred stock dividends and beneficial conversion	—	(332,550)	—	(332,550)
Net loss available to common stockholders	$(4,208,047)	$(5,385,452)	$(9,185,979)	$(9,891,630)
Net loss per common share - basic and diluted	$(0.15)	$(0.37)	$(0.34)	$(0.74)
Weighted average shares outstanding - basic and diluted	28,210,657	14,522,097	27,161,931	13,545,519
Net loss	$(4,208,047)	$(5,052,902)	$(9,185,979)	$(9,559,080)
Other comprehensive (loss)/income - foreign currency translation	(3,834)	1,498	(7,591)	387
Comprehensive loss	$(4,211,881)	$(5,051,404)	$(9,193,570)	$(9,558,693)

OpGen, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$211,683	$4,117,324
Accounts receivable, net	411,762	542,420
Inventory, net	578,903	692,368
Prepaid expenses and other current assets	423,477	329,646
Total current assets	1,625,825	5,681,758
Property and equipment, net	784,333	800,723
Deferred offering costs	179,150	—
Goodwill	600,814	600,814
Intangible assets, net	1,487,090	1,620,998
Other noncurrent assets	313,828	279,752
Total assets	$4,991,040	$8,984,045
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$2,907,190	$2,232,563
Accrued compensation and benefits	798,069	578,480
Accrued liabilities	972,632	1,215,283
Deferred revenue	37,760	37,397
Short-term notes payable	629,702	1,023,815
Current maturities of long-term capital lease obligation	168,831	184,399
Total current liabilities	5,514,184	5,271,937
Deferred rent	347,648	398,084
Warrant liability	89,291	—
Note payable	904,475	—
Long-term capital lease obligation and other noncurrent liabilities	273,208	146,543
Total liabilities	7,128,806	5,816,564
Commitments
Stockholders' (deficit) equity
Common stock, $0.01 par value; 200,000,000 shares authorized; 29,365,741 and 25,304,270 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	293,657	253,042
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	140,047,090	136,199,382
Accumulated other comprehensive (loss)/income	(1,415)	6,176
Accumulated deficit	(142,477,098)	(133,291,119)
Total stockholders’ (deficit) equity	(2,137,766)	3,167,481
Total liabilities and stockholders’ (deficit) equity	$4,991,040	$8,984,045